Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201169) pertaining to the 2014 Long Term Incentive Plan of Rice Midstream Partners LP of our report dated March 13, 2015, with respect to the consolidated financial statements of Rice Midstream Partners LP included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP
Pittsburgh, Pennsylvania
March 13, 2015